EXHIBIT 4.09

This Supplemental Indenture is, among other things,

A MORTGAGE OF CHATTELS

Southern California Gas Company

TO

American Trust Company

TRUSTEE

SUPPLEMENTAL INDENTURE

DATED AS OF DECEMBER 1, 1956

TABLE OF CONTENTS

Page

PARTIES...

1

RECITALS...

1

ARTICLE I.

AMENDMENTS TO INDENTURE.

SECTION 1.01.

Amendments of certain portions of the definition of "net

bondable value of property additions" ...

3

SECTION 1.02.

(a) Amendment of clause (iv) of paragraph (5) of subdivi-

sion (b) Section 4.04 ...

4

(b) Amendment of clause (iii) of paragraph (8) of subdivi-

sion (b) Section 4.04 ...

4

ARTICLE II.

MISCELLANEOUS.

SECTION 2.01. Ratification of Original Indenture, and indentures supple-

mental thereto, as amended ...

5

SECTION 2.02.Recitals are by the Corporation and not by the Trustee...

5

SECTION 2.03.References in Original Indenture or supplemental indentures to articles, sections, subdivisions, or provisions of Original

Indenture which are amended by this Supplemental Indenture

are, unless context otherwise requires, references thereto as so amended ...

6

SECTION 2.04.Date of this Supplemental Indenture is for convenient identifi-

cation thereof. ..

6

SECTION 2.05.Required provisions of Section 3.10 to 3.17 of Trust Indenture

Act of 1939 control over conflicting provisions of Original

Indenture as amended and now in effect ...

6

SECTION 2.06.Conditions of Trustee's execution of this Supplemental Indenture

6

SECTION 2.07.Execution of this Supplemental Indenture in counterparts...

6

TESTIMONIUM …

7

SIGNATURES AND SEALS …

7

ACKNOWLEDGMENTS ...

8

i

This Supplemental Indenture is, among other things,

A MORTGAGE OF CHATTELS.

THIS SUPPLEMENTAL INDENTURE, dated as of the 1st day of December, 1956, made and entered into by and between SOUTHERN CALIFORNIA GAS COMPANY, a corporation duly organized and existing under the laws of the State of California, and having its principal place of business in the City of Los Angeles, State of California (hereinafter sometimes called the "Corporation"), party of the first part, and AMERICAN TRUST COMPANY, a corporation duly organized and existing under and by virtue of the laws of California, and having its principal place of business in the City and County of San Francisco, in said State (hereinafter sometimes called the "Trustee"), party of the second part,

WITNESSETH:

WHEREAS, the Corporation has heretofore executed and delivered to the Trustee a certain Indenture (hereinafter sometimes called the "Original Indenture") dated October 1, 1940, to secure bonds of the Corporation designated generally as its "First Mortgage Bonds" to be issued from time to time in one or more series, and the Corporation has heretofore executed and delivered to the Trustee indentures dated, respectively, as of July 1, 1947, May 1, 1948, June 1, 1950, April 1, 1952, August 1, 1955, and June 1, 1956, supplemental to the Original Indenture; the Original Indenture and said Supplemental Indentures dated, respectively, as of July 1, 1947, May 1, 1948, June 1, 1950, April 1, 1952, and August 1, 1955 (said Supplemental Indenture dated as of August 1, 1955, being hereinafter sometimes referred to as the "Amendment of 1955"), being recorded in the office of the County Recorder of each of the Counties listed below, in the Official Records thereof, as stated in said Supplemental Indenture dated as of June 1, 1956, which last mentioned Supple-

mental Indenture is recorded in the offices of the County Recorders of the Counties in the State of California as follows:

County

Reference

Los Angeles

Book

51271,page

346,Official Records

Kern

Book

2612,page

119,Official Records

Tulare

Vol.

1925,page

360,Official Records

Kings

Vol.

650,page

104,Official Records

Ventura

Book

1408,page

435,Official Records

Fresno

Book

3774,page

127,Official Records

Orange

Book

3523,page

402,Official Records

Riverside

Book

1917,page

186,Official Records

San Bernardino

Book

3947,page

63,Official Records

Imperial

Book

944,page

376,Official Records

Santa Barbara

Book

1380,page

587,Official Records

WHEREAS, bonds of the Corporation of six series designated, respectively, as its "First Mortgage Bonds, 3 1/4% Series due 1970", "First Mortgage Bonds, 2 7/8% Series due 1977", "First Mortgage Bonds, 3 1/4% Series due 1978", "First Mortgage Bonds, 2 7/8% Series due 1980", "First Mortgage Bonds, Series A, due 1982" and "First Mortgage Bonds, Series B, due 1981" have heretofore been issued as a part of the First Mortgage Bonds referred to in the Original Indenture and are now outstanding, each such series of bonds, unless and until the taking of further appropriate action by the Board of Directors of the Corporation, being without limitation as to aggregate authorized principal amount; and

WHEREAS, the Corporation desires to supplement and amend the Original Indenture, as heretofore amended, supplemented and now in effect, as hereinafter set forth; and

WHEREAS, the execution and delivery of this Supplemental Indenture has been duly authorized by resolution of the Board of Directors of the Corporation, has been duly consented to in writing pursuant to Section 16.05 of the Original Indenture by the holders of not less than two-thirds in principal amount of all the bonds now outstanding under the Original Indenture as heretofore supplemented and has been duly authorized and approved by the Public Utilities Commission of the State of California; and

WHEREAS, the Corporation has requested the Trustee to join in the execution and delivery of this Supplemental Indenture; and

WHEREAS, all other acts and things necessary to make this Supplemental Indenture (hereinafter, and in the portions of the Original Indenture which are hereby amended, being for convenience sometimes referred to as the "Amendment of 1956") a valid, binding and legal instrument, and a valid, binding and legal amendment of the Original Indenture, having been duly performed and done :

Now, THEREFORE, in consideration of the premises it is hereby agreed and provided:

ARTICLE I.

AMENDMENTS TO INDENTURE.

The Original Indenture, as heretofore amended, supplemented and now in effect, is hereby further amended and supplemented as follows (page and section references being to the printed forms of the Original Indenture, or the Amendment of 1955, as the case may be, as originally executed) :

SECTION 1.01. In the definition of "net bondable value of property additions" in Section 1.02 of the Original Indenture:

(a) Amend that portion of said definition which precedes paragraph (1) thereof (page 92 of Original Indenture) to read as follows:

"The term net bondable value of property additions'
shall mean, at any particular time, the aggregate of the
cost to the Corporation or, as to such property additions
which have not been retired, the fair value to the Corpo-
ration, if the fair value is less than cost, of all gross prop-
erty additions purchased, constructed or otherwise acquired
by the Corporation, after deducting therefrom the amounts
specified in the following paragraphs (1), (2) and (3)

and the greater of the amounts specified in the following
paragraphs (A) or (B) after each of the amounts specified
in said paragraphs (A) and (B) has been reduced by the
amount of all credits taken in 1956 and in subsequent
years pursuant to subdivision (a) of Section 3.02 on the
basis of cash and bonds delivered to the Trustee pursuant
to Section 8.01:"

(b) Amend clause (iv) of paragraph (1) of said definition, as heretofore amended by Section 1.05(a), page 4, of the Amendment of 1955, to read as follows:

"(iv) the amount by which all credits taken pursuant to subdivision (b) of Section 8.02 on the basis of property additions shall exceed whichever is the greater of the amounts specified in paragraphs (A) or (B) of this definition;"

SECTION 1.02. In subdivision (b) of Section 4.04 of the Original Indenture :

(a) Amend clause (iv) of paragraph (5), as heretofore amended by Section 1.13, pages 6-7, of the Amendment of 1955, to read as follows:

"(iv) the amount by which all credits taken during the total retirement period pursuant to subdivision (b) of Section 3.02 on the basis of property additions shall exceed whichever is the greater of the two items stated pursuant to subdivisions (3) and (4) above."

(b) Amend clause (iii) of paragraph (8) of said subdivision (b), at pages 122-3 of the Original Indenture and as heretofore amended by Section 1.03, page 4, of the Amendment of 1955, to read as follows:

"(iii) in the case of the first such certificate filed subsequent to the date of execution of the Amendment of 1956, the excess of the amount stated pursuant to sub-

Division (3) above (Depreciation and Retirement Reserves) reduced as hereafter in this clause (iii) provided, or of the amount stated pursuant to subdivision (4) above (Property Retired) as similarly reduced, whichever of said amounts as so reduced is the greater, over the amount of the greater of such two items stated in the engineer's certificate dated May 23, 1956, heretofore filed; and in the case of subsequent certificates, the amount by which the greater of the two items stated pursuant to said subdivisions (3) and (4) above in the current certificate then being filed, after each of such items has been reduced as hereafter in this clause (iii) provided, exceeds the amount of the greater of such two items stated in the most recent certificate previously filed as similarly reduced; it being hereby provided that each amount stated pursuant to such subdivisions (3) or (4) above (except with respect to said engineer's certificate dated May 23, 1956) shall be reduced by the amount of all credits taken in 1956 and in subsequent years to the date of the particular certificate pursuant to subdivision (a) of Section 8.02 on the basis of cash and bonds delivered to the Trustee pursuant to Section 8.01;"

ARTICLE 11.

MISCELLANEOUS.

SECTION 2.01. Except as amended, supplemented or modified
by this Amendment of 1956, the Original Indenture and the above-
mentioned Supplemental Indentures dated, respectively, as of July 1,
1947, May 1, 1948, June 1, 1950, April 1, 1952, August 1, 1955,
and June 1, 1956, as now in effect, are in all respects ratified and confirmed by this Amendment of 1956, and this Amendment of 1956 and all of its provisions shall be deemed to be a part of the Original
Indenture.

SECTION 2.02. The recitals herein contained are made by the Corporation and not by the Trustee.

SECTION 2.03. All references in the Original Indenture, or in the above-mentioned Supplemental Indentures dated, respectively, as of July 1, 1947, May 1, 1948, June 1, 1950, April 1, 1952, August 1, 1955, and June 1, 1956, or in this Amendment of 1956, to any Article, Section, subdivision or provision of the Original Indenture which is amended as hereinabove provided shall be deemed, unless the context otherwise requires, references to such Article, Section, subdivision or provision of the Original Indenture as so amended.

SECTION 2.04. The date of this instrument is intended as and for a date for the convenient identification of this instrument and is not intended to indicate that this instrument was executed and delivered on said date; it being hereby provided that this instrument may be executed and delivered either on said date, or before or after said date, and this instrument being in fact executed and delivered on the dates of the respective certificates of acknowledgment hereto attached.

SECTION 2.05. If any provision of this instrument limits, qualifies or conflicts with any other provision hereof or of the Original Indenture, as amended, supplemented and now in effect, which is required to be included herein or therein by any of Sections 3.10 to 3.17, inclusive, of the Trust Indenture Act of 1939, such required provision shall control.

SECTION 2.06. The Trustee executes this instrument solely on the condition that, in addition to any and all rights, powers, privileges and immunities given to it by this instrument, it shall have and enjoy with respect to this instrument all of the rights, powers, privileges and immunities as set forth in the Original Indenture.

SECTION 2.07. This instrument may be simultaneously executed in several counterparts and all of said counterparts, executed and delivered each as an original, shall constitute but one and the same instrument.

IN WITNESS WHEREOF, Southern California Gas Company has caused this instrument to be signed in its corporate name, by its President or one of its Vice Presidents, and its Secretary or one of its Assistant Secretaries, and its corporate seal to be hereunto duly affixed, and American Trust Company, in token of its acceptance of the trust hereby created, has caused this instrument to be signed in its corporate name by its President or one of its Vice Presidents, and its Secretary or one of its Assistant Secretaries, and its corporate seal to be hereunto duly affixed, all as of the day and year first above written.

SOUTHERN CALIFORNIA GAS COMPANY,

By

W. J.HERRMAN

Vice President

(Corporate Seal)

By

S. W. BINCKLEY

Secretary

AMERICAN TRUST COMPANY,

By

J. G. HATFIELD

Vice President

(Corporate Seal)

By

C. W. CADIGAN

Assistant Secretary

STATE OF CALIFORNIA

ss.

COUNTY OF Los ANGELES

On this 28th day of December, 1956, before me, LILLIAN ABRAMS, a Notary Public in and for the County of Los Angeles, State of California, residing therein, duly commissioned and sworn, personally appeared W. J. HERRMAN, known to me to be a Vice President, and S. W. BINCKLEY, known to me to be the Secretary, of SOUTHERN CALIFORNIA GAS COMPANY, one of the corporations named in and which executed the foregoing instrument, known to me to be the persons who executed the within instrument on behalf of said Corporation, and acknowledged to me that said Corporation executed the same, and acknowledged to me that said Corporation executed the within instrument pursuant to its by-laws or a resolution of its board of directors.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

LILLIAN ABRAMS

Notary Public in and for the County of Los Angeles.

(NOTARIAL SEAL)

State of California

My Commission Expires April 8, 1957

STATE OF CALIFORNIA

ss.

CITY AND COUNTY OF SAN FRANCISCO

On this 31st day of December, 1956, before me, HAZEL E. THOMPSON, a Notary Public in and for the City and County of San Francisco, State of California, residing therein, duly commissioned and sworn, personally appeared J. G. HATFIELD, known to me to be a Vice President, and C. W. CADIGAN, known to me to be an Assistant Secretary, of AMERICAN TRUST COMPANY, one of the corporations named in and which executed the foregoing instrument, known to me to be the persons who executed the within instrument on behalf of said Corporation, and acknowledged to me that said Corporation executed the same, and acknowledged to me that said Corporation executed the within instrument pursuant to its by-laws or a resolution of its board of directors.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

HAZEL E. THOMPSON

Notary Public in and for the City and County of

San Francisco, State of California

(NOTARIAL SEAL)

My Commission Expires October 14, 1958

RECORDATION DATA

The foregoing Supplemental Indenture from Southern California Gas Company to American Trust Company, Trustee, dated as of December 1, 1956, was recorded in the following Counties of California (and indexed in each of said Counties as a deed, mortgage, trust deed, chattel mortgage, assignment, and power of attorney) on the respective dates, and at the respective places indicated in the following schedule:

County	Date		Reference
Los Angeles	January 4, 1957	Book	53278, Page 166, Official Records
Kern	January 4, 1957	Book	2711, Page 398, Official Records
Tulare	January 4, 1957	Vol.	1966, Page 510, Official Records
Kings	January 4, 1957	Vol.	668, Page 447, Official Records
Ventura	January 4, 1957	Book	1471, Page 516, Official Records
Fresno	January 4, 1957	Book	3864, Page 555, Official Records
Orange	January 4, 1957	Book	3760, Page 375, Official Records
Riverside	January 4, 1957	Book	2019, Page 210, Official Records
San Bernardino	January 4, 1957	Book	4123, Page 539, Official Records
Imperial	January 4, 1957	Book	959, Page 228, Official Records
Santa Barbara	January 4, 1957	Book	1422, Page 19, Official Records

10